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                                                                       Exhibit 5

DIRECT DIAL
(212) 735-2509
DIRECT FAX
(212) 735-3745


                                  June 24, 1998



Kaufman and Broad Home Corporation
KBHC Financing I
10990 Wilshire Boulevard
Los Angeles, California  90024

                  Re:   Kaufman and Broad Home Corporation
                        KBHC Financing I
                        Registration Statement on Form S-3

Ladies and Gentlemen:

            We have acted as special counsel to (1) Kaufman and Broad Home Corporation (the "Company"), a corporation organized under the laws of the State of Delaware and (2) KBHC Financing I (the "Trust"), a statutory business trust formed under the Business Trust Act of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (File Nos. 333-51825 and 333- 51825-01), filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on May 5, 1998 under the Securities Act of 1933, as amended (the "Act"), and Amendments No. 1 and 2 thereto filed with the Com mission on June 12 and June 23, 1998 (such Registration Statement, as so amended, including through the filing of a subsequent registration statement pursuant to Rule 462 in order to increase the number of securities being sold thereunder, being hereinafter referred to as the "Registration Statement") relating to the public offering of up to $300,000,000 in aggregate principal amount of (i) Senior Debentures (the "Debentures") to be issued pursuant to an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), (ii) shares of common stock of the Company, par value $1.00 per share (the "Common Stock"), (iii) units referred to as Income PRIDES of the Company (the "Income PRIDES"), each consisting of a unit comprised of (a) a stock purchase contract (a
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"Purchase Contract") under which (i) the holder will purchase from the Company a number of newly issued shares of Common Stock and (ii) the Company will pay to the holder unsecured contract adjustment payments ("Contract Adjustment Payments"), if any, and (b) one Capital Security, liquidation amount $10, of the Trust, representing a preferred undivided beneficial interest in the assets of the Trust (the "Capital Securities"), (iv) units referred to as Growth PRIDES, each consisting of (a) a Purchase Contract and (b) a 1/100 undivided beneficial interest in a zero-coupon U.S. Treasury Security with a principal amount at maturity equal to $1,000 (each such security a "Treasury Security" and, collectively, the "Treasury Securities") and (v) Capital Securities. The proceeds of the offering of Capital Securities by the Trust (together with the proceeds from the issuance of common securities of the Trust) will be loaned by the Trust to the Company and such loan will be evidenced by the Debentures, to be issued pursuant to a supplemental indenture to the Indenture. In addition, certain payment obligations of the Trust with respect to the Capital Securities of the Trust will be guaranteed by the Company pursuant to a Capital Securities Guarantee (the "Guarantee") to be executed by the Company for the benefit of holders of Capital Securities of the Trust.

            The Capital Securities of the Trust are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust (the "Declaration"), dated as of June , 1998, among the Company, as sponsor, The First National Bank of Chicago, as the institutional trustee (in such capacity, the "Institutional Trustee") and as the Delaware trustee, and Barton P. Pachino and Dennis Welsch as regular trustees.

            This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

            In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter
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into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

            Members of our firm are admitted to the bar in the States of New York and Delaware, and we express no opinion as to the laws of any other jurisdiction.

            Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

            1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

            2. When (i) the issuance, execution and delivery of (a) a supple mental indenture (the "Supplemental Indenture") to the Indenture and (b) the Debentures have been duly authorized by all necessary corporate action of the Company and (ii) the Supplemental Indenture has been duly executed and delivered by the Company and the Trustee and the Debentures have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and in accordance with the Indenture and such Supplemental Indenture, assuming the terms of such Debentures are in compliance with then applicable law, the Debentures will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

            3. When (i) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate action of the Company and (ii) the shares of Common Stock shall have been issued and sold as contemplated by the Registration Statement, and when issued pursuant to Purchase Contracts, as contemplated by the terms thereof and of the agreements relating thereto, assuming that the Company has reserved for issuance the requisite number of
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shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

            4. When (i) the issuance, execution and delivery by the Company of any of the Income PRIDES and the Growth PRIDES shall have been duly authorized by all necessary corporate action of the Company, (ii) the agreements relating thereto shall have been duly executed and delivered by the parties thereto,
(iii) the Income PRIDES and the Growth PRIDES shall have been duly executed and delivered by the Company and any other necessary signatories thereto and sold as contemplated by the Registration Statement, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof, assuming that the terms of such Income PRIDES and Growth PRIDES are in compliance with then applicable law, the Income PRIDES and the Growth PRIDES will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general principles of equity (whether considered in a proceeding at law or in equity).

            5. The Capital Securities have been duly authorized for issuance and, when issued, executed and authenticated in accordance with the terms of the Declaration and delivered and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable, representing undivided beneficial interests in the assets of the Trust. We bring to your attention, however, that the Capital Securities holders may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or govern mental charges arising from transfers of Capital Securities and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration.

            6. When (i) the execution and delivery of the Guarantee shall have been duly authorized by all necessary corporate action of the Company, (ii) such Guarantee shall have been duly executed and delivered by the Company, (iii) the Capital Securities to which the Guarantee relates have been duly issued and sold and the purchase price therefor has been received by the Trust and (iv) the Guarantee shall have been qualified under the Trust Indenture Act of 1939, as amended, the Guarantee will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as
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may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the rights of creditors generally and to general principles of equity (whether considered in a proceeding in equity or at law).

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the prospectus supplement included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                  Very truly yours,

                  /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP